UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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BLACKROCK ESG CAPITAL ALLOCATION TERM TRUST

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BlackRock Urges ECAT Shareholders to Vote WHITE Voting Instruction Form in Upcoming Director Election

ECAT Delivers Strong Performance with Annualized 20% Monthly Distribution and 86% Cumulative Return Since 2023

Vote the WHITE Voting Instruction Form Upon Receipt

By Not Voting, Shareholders Risk Significant Changes to Their Investment and Monthly Payout

New York, April 2, 2026 – The Board of Trustees of BlackRock ESG Capital Allocation Term Trust (NYSE: ECAT) (the “Fund”) is urging shareholders to vote FOR the Class I, Class II and Class III Board Member Nominees by returning the WHITE voting instruction form they will receive ahead of the annual shareholder meeting on June 9, 2026. The Board Member Nominees, who have overseen ECAT’s exceptional financial performance since inception, face a contested election from an activist investor seeking to replace the Fund’s qualified Board Member Nominees. Shareholders are encouraged to carefully review the proposals and vote their shares on the WHITE voting instruction form as soon as they receive it to protect their long-term investment.

ECAT Delivers Superior Returns and Distributions

ECAT has significantly outperformed both its benchmark and peer group since January 2023, delivering an 86% cumulative return on market price compared to 56% for the benchmark and 47% for the peer median. The Fund has distributed $982 million to shareholders since inception, with a distribution rate twice as high as that of peer funds.1 ECAT also maintains the lowest discount to net asset value among competitor funds based on 1-year average discount. Performance was driven by board actions, including approving the increase of distributions by 233% since its inception, over $100 million in share repurchases, and approving the implementation of a Discount Management Program.

Shareholder-friendly actions have enabled ECAT to generate more return than its peers and comparable benchmark2

1) Morningstar data as of February 27, 2026. Peer group data reflects the median distributions for the Morningstar Closed-End Tactical Allocation category, excluding BlackRock funds. 93.11% of the distribution rate was from a return of capital. A return of capital distribution may involve a return of the shareholder’s original investment.

2) Benchmark return data reflects the performance of the MSCI World Index (65%) and the Bloomberg U.S. Aggregate Bond Index (35%).

Experienced Board Member Nominees Bring Decades of Expertise

The Board Member Nominees up for election bring extensive experience in finance, governance, corporate leadership, and public service. Their collective expertise has been instrumental in ECAT’s strong performance and shareholder-friendly actions.

Vote FOR:

Class I Nominees

• Cynthia L. Egan, former President of Retirement Plan Services at T. Rowe Price Group and current Board Chair for The Hanover Insurance Group.

• Lorenzo A. Flores, CFO of Lattice Semiconductor Corporation and former CFO at Intel Foundry.

• Stayce D. Harris, current Board Director for The Boeing Company.

Class II Nominees

• R. Glenn Hubbard, former Chairman of the U.S. Council of Economic Advisers, Dean Emeritus of Columbia Graduate Business School, Professor of Finance and Economics.

• W. Carl Kester, Professor of Business Administration Emeritus at Harvard Business School and expert in corporate finance and governance.

• John M. Perlowski, President and CEO of BlackRock’s US Retail Mutual Funds.

Class III Nominees

• Sir Robert Fairbairn, Vice Chairman and member of the Global Executive Committee at BlackRock.

• J. Phillip Holloman, Interim Executive Chairman, President and CEO of Vestis Corporation, former President and COO of Cintas Corporation.

• Arthur P. Steinmetz, former Chairman, CEO and President of Oppenheimer Funds, Inc.

Vote Today to Protect Your Investment

Voting is simple, with three convenient options to ensure shareholders’ voices are heard. The Board of Trustees recommends that shareholders vote FOR all Board Member Nominees in Proposal 1 on the WHITE voting instruction form.

Only the WHITE voting instruction form received from the Fund should be returned, as any other voting instruction form will cancel votes for ECAT’s Board Member Nominees. If shareholders have already sent back a voting instruction form from another source, they can still change their vote by promptly submitting the WHITE voting instruction form, which will replace any previously completed form.

About BlackRock

BlackRock’s purpose is to help more and more people experience financial well-being. As a fiduciary to investors and a leading provider of financial technology, we help millions of people build savings that serve them throughout their lives by making investing easier and more affordable. For additional information on BlackRock, please visit www.blackrock.com/corporate.

Availability of Fund Updates

BlackRock will update performance and certain other data for the Fund on a monthly basis on its website in the “Closed-end Funds” section of www.blackrock.com as well as certain other material information as necessary from time to time. Investors and others are advised to check the website for updated performance information and the release of other material information about the Fund. This reference to BlackRock’s website is intended to allow investors public access to information regarding the Fund and does not, and is not intended to, incorporate BlackRock’s website in this release.

Forward-Looking Statements

This press release, and other statements that BlackRock or the Fund may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to the Fund’s or BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

With respect to the Fund, the following factors, among others, could cause actual events to differ materially from forward-looking statements or historical performance: (1) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets, which could result in changes in demand for the Fund or in the Fund’s net asset value; (2) the relative and absolute investment performance of the Fund and its investments; (3) the impact of increased competition; (4) the unfavorable resolution of any legal proceedings; (5) the extent and timing of any distributions or share repurchases; (6) the impact, extent and timing of technological changes; (7) the impact of legislative and regulatory actions and reforms, and regulatory, supervisory or enforcement actions of government agencies relating to the Fund or BlackRock, as applicable; (8) terrorist activities, international hostilities, health epidemics and/or pandemics and natural disasters, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries or BlackRock; (9) BlackRock’s ability to attract and retain highly talented professionals; (10) the impact of BlackRock electing to provide support to its products from time to time; and (11) the impact of problems at other financial institutions or the failure or negative performance of products at other financial institutions.

Annual and Semi-Annual Reports and other regulatory filings of the Fund with the Securities and Exchange Commission (“SEC”) are accessible on the SEC’s website at www.sec.gov and on BlackRock’s website at www.blackrock.com, and may discuss these or other factors that affect the Fund. The information contained on BlackRock’s website is not a part of this press release.

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